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[LOGO MetLife]                         FIRST METLIFE INVESTORS INSURANCE COMPANY

LIFETIME WITHDRAWAL GUARANTEE - RIDER SUPPLEMENTAL APPLICATION
(LWG (III) FOR SIMPLE SOLUTIONS)

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1.  CONTRACT INFORMATION
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Name of Contract Owner                 Owner Social Security Number

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Name of Joint Owner (if applicable)   Joint Owner Social Security Number

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2.   DISCLOSURE INFORMATION
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     .    The Lifetime GWB Rider Charge is equal to the Lifetime GWB Fee Rate of
          [1.00%] for the single life version and [1.20%] for the joint life version multiplied by the Total Guaranteed Withdrawal Amount (TGWA) on each Contract Anniversary. The Lifetime GWB Fee Rate may only be changed as a result of an Automatic Step-Up, up to a Maximum Lifetime GWB Fee Rate of [1.60%] for the single life version and [1.80%] for the joint life version, provided that this rate will not exceed the rate currently applicable to the same rider available for new contract purchases at the time of Step-Up.

     . The Lifetime GWB Rider does not establish or guarantee an Account Value or minimum return for any Subaccount. The TGWA and the Remaining Guaranteed Withdrawal Amount (RGWA) under the Lifetime GWB Rider are established for the sole purpose of determining the minimum withdrawal benefit and are not available as a lump sum for withdrawal.

     . You should carefully consider when to begin taking withdrawals under the Lifetime GWB Rider. If You begin taking withdrawals before You have reached the Minimum Lifetime Income Age, Your income under this Rider is not guaranteed for life. If You delay taking withdrawals for too long, You may limit the number of payments You receive while You are alive.

     . You may cancel the Lifetime GWB Rider during the Lifetime GWB Cancellation Window Period which is the 30 day period following the[5th, 10th, and 15th and later Contract Anniversaries]. For cancellations taking place after the Guaranteed Principal Adjustment Eligibility Date equal to the[15th Contract Anniversary,] a Guaranteed Principal Adjustment may be added to Your Account Value. If cancelled, the Lifetime GWB Rider will terminate and the Lifetime GWB Rider Charge and allocation limitations applicable to the Subaccounts and other accounts included by rider will no longer apply.

     . The Lifetime GWB Rider will terminate automatically upon; 1) the date you make a full withdrawal of Your Account Value if Your withdrawal exceeds your Annual Benefit Payment (ABP); 2) the date there are insufficient funds to deduct the Lifetime GWB Rider Charge from your Account Value if Your withdrawal exceeds your ABP; 3) the death of the Owner or Joint Owner (or the Annuitant if the Owner is a non-natural person) unless the contract is issued under the joint life version, if available, and is continued under the spousal continuation provisions of the Contract; 4) the date You annuitize your Contract; 5) the effective date of the cancellation of the Rider; 6) change of the Owner, Joint Owner (or the Annuitant if the Owner is a non-natural owner) or primary Beneficiary under the Joint Life Version subject to our administrative procedures; 7) the termination of the Contract to which this Rider is attached; or 8) the date you assign your Contract, subject to our administrative procedures. If the Lifetime GWB Rider terminates (except for a termination due to death or cancellation), a one-time pro rata portion of the Lifetime GWB Rider Charge will apply. If the Lifetime GWB Rider terminates due to death or cancellation, the Lifetime GWB Rider Charge will no longer apply.

     . Cumulative withdrawals in any Contract Year that exceed Your ABP may reduce the total payments that the Lifetime GWB Rider guarantees that You or Your Beneficiary will receive. The TGWA will be recalculated and the ABP will be reduced to the new TWGA multiplied by the applicable Lifetime GWB Withdrawal Rate.
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     .    If a withdrawal is made that exceeds the Contract's annual Free
          Withdrawal Amount, a Withdrawal Charge may be assessed. If the withdrawal results in cumulative withdrawals for the current year equal to or less than the ABP, the Withdrawal Charge would not cause a proportional reduction to the TGWA or RGWA. The Withdrawal Charge would be deducted from the Account Value and RGWA.

     . For IRAs and other contracts subject to Section 401(a)(9) of the Internal Revenue Code, You may be required to take withdrawals to fulfill minimum distribution requirements. These required distributions may be larger than the ABP. AFTER THE FIRST CONTRACT YEAR, We will increase Your ABP to equal Your required minimum distribution amount for that year, if such amounts are greater than Your ABP. YOU MUST BE ENROLLED IN THE COMPANY'S AUTOMATED REQUIRED MINIMUM DISTRIBUTION SERVICE AND THE FREQUENCY OF YOUR WITHDRAWALS MUST BE ANNUAL TO QUALIFY FOR THIS INCREASE IN THE ABP. YOU MAY NOT BE ENROLLED IN ANY OTHER SYSTEMATIC WITHDRAWAL PROGRAM. Otherwise, this rider may have limited usefulness for these required distributions and may not be appropriate because Your ABP will not be increased to the required minimum distribution amount and the total payments that the Lifetime GWB Rider guarantees You or, if available, Your Beneficiary will receive from the Contract over time may be less than the initial TGWA and may reduce the lifetime income guaranteed under this rider. You should consider whether the benefit is appropriate for your circumstances. We encourage You to consult a tax advisor to discuss withdrawals related to this matter.

     . The right of a spouse to continue the contract, and all contract provisions relating to spousal continuation, are only available to a person who is defined as a "spouse" under the federal Defense of Marriage Act, or any other applicable federal law. Therefore, under federal law, a purchaser who has or is contemplating a civil union or same sex marriage should note that such partner/spouse would not be able to receive continued payments upon the death of the Owner under the joint life version of the LWG.

     . The Lifetime GWB is not available for purchase by a beneficiary under a decedent's Non-Qualified Contract or IRA (or where otherwise offered, under any other contract which is being "stretched" by a beneficiary after the death of the owner or after the death of the annuitant in certain cases). Under the tax rules, such contracts generally require distributions to commence in accordance with tax regulations by the end of the calendar year following the year of the owner's death. However, these required distributions can in certain circumstances exceed the ABP, and any such excess will have the effect of reducing the lifetime payments under the Lifetime GWB.

PLEASE INDICATE WHICH VERSION OF THE LIFETIME GWB IS SELECTED:

[_]  Single Life - MetLife Lifetime Withdrawal Guarantee (III)/(SM)/

[_]  Joint Life - MetLife Lifetime Withdrawal Guarantee (III)/(SM)/

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3.   SIGNATURE(S)
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By signing below I acknowledge that I have received the appropriate product prospectus and authorize the selection of the Lifetime Withdrawal Guarantee Rider indicated above. I further acknowledge that I read and understand the Lifetime Withdrawal Guarantee Rider Supplemental Application provided above.

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Contract Owner(s)' signature and title, if applicable   Date:

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Joint Owner Signature (if applicable)                   Date:

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NOTE: IF YOU ARE SIGNING ON BEHALF OF ANOTHER INDIVIDUAL OR ENTITY, PLEASE
INDICATE YOUR TITLE, POSITION OR STATUS (E.G., TRUSTEE, ATTORNEY-IN-FACT, GUARDIAN, CONSERVATOR, EXECUTOR, ADMINISTRATOR) FOLLOWING YOUR SIGNATURE AND CALL OUR POLICY SERVICE OFFICE FOR ADDITIONAL DOCUMENT REQUIREMENTS.

6030 (4/09)

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